Exhibit 99.1

	Three months ended
	March 31 2012	June 30 2012	September 30 2012	December 31 2012
Sales
U.S.	$1,052.7	$1,119.6	$1,111.9	$954.2
Canada	208.2	159.5	185.6	211.9
International	121.7	151.3	153.6	140.6

Consolidated	$1,382.6	$1,430.4	$1,451.1	$1,306.7

Operating income
U.S.	$75.2	$81.4	$108.5	$93.3 (1)
Canada	9.6	2.2	5.7	9.6
International	5.4	6.9	8.0	1.2 (1)

Consolidated	$90.2	$90.5	$122.2	$104.1

Interest expense	(33.7)	(30.7)	(28.2)	(19.9)
Loss on early extinguishment of debt	—	(11.4)	(10.3)	(92.2)
Write off of debt issuance costs	(1.7)	—	—	—
Other, net	3.8	(0.7)	2.1	(2.4)

Income (loss) before taxes	$58.6	$47.7	$85.8	$(10.4)

	March 31 2012	June 30 2012	September 30 2012	December 31 2012

Total assets
U.S.	$2,860.8	$2,917.2	$2,887.1	$2,732.4
Canada	205.7	192.5	211.4	249.1
International	412.0	387.4	404.7	388.2

Consolidated	$3,478.5	$3,497.1	$3,503.2	$3,369.7

(1)	Fourth quarter 2012 operating income reflects a $2.4 million intercompany management fee charged by the U.S. to the International segment for services provided throughout the year.

	Three months ended
	March 31 2011	June 30 2011	September 30 2011	December 31 2011
Sales
U.S.	$771.5	$943.8	$1,094.5	$1,039.3
Canada	160.9	149.2	167.4	176.1
International	59.4	75.0	104.3	91.0

Consolidated	$991.8	$1,168.0	$1,366.2	$1,306.4

Operating income
U.S.	$22.9	$43.0	$58.2	$42.3
Canada	5.0	1.7	4.7	6.0
International	1.7	4.0	3.5	1.6

Consolidated	$29.6	$48.7	$66.4	$49.9

Interest expense	(33.5)	(34.5)	(34.3)	(34.5)
Write off of debt issuance costs	—	(9.5)	—	—
Other, net	2.1	2.5	0.9	2.0

Income (loss) before taxes	$(1.8)	$7.2	$33.0	$17.4

	March 31 2011	June 30 2011	September 30 2011	December 31 2011
Total assets
U.S.	$2,419.4	$2,522.1	$2,799.0	$2,749.4
Canada	294.7	288.0	159.3	176.1
International	255.4	347.2	309.1	304.4

Consolidated	$2,969.5	$3,157.3	$3,267.4	$3,229.9

	Three months ended
	March 31 2010	June 30 2010	September 30 2010	December 31 2010
Sales
U.S.	$656.2	$768.2	$864.3	$836.2
Canada	124.5	93.4	107.5	139.8
International	77.6	65.3	53.7	58.9

Consolidated	$858.3	$926.9	$1,025.5	$1,034.9

Operating income
U.S.	$15.1	$4.5	$22.6	$17.8
Canada	(2.2)	(2.7)	—	1.0
International	7.3	5.4	(1.7)	(0.8)

Consolidated	$20.2	$7.2	$20.9	$18.0

Interest expense	(35.3)	(34.3)	(35.0)	(34.9)
Other, net	(3.3)	(0.2)	(0.4)	2.0

Loss before taxes	$(18.4)	$(27.3)	$(14.5)	$(14.9)

	March 31 2010	June 30 2010	September 30 2010	December 31 2010
Total assets
U.S.	$2,486.6	$2,534.7	$2,566.3	$2,486.6
Canada	269.7	222.3	229.9	262.1
International	268.1	244.1	252.4	242.5

Consolidated	$3,024.4	$3,001.1	$3,048.6	$2,991.2